CERTIFICATIONS

                                                                    Exhibit 32.1

I, Steven V. Lant, do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report on Form 10-Q of CH Energy Group, Inc. and Central Hudson Gas & Electric Corporation (the "Companies") for the period ended June 30, 2005 (the "Quarterly Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Date: August 5, 2005

                                              /s/ Steven V. Lant
                               -------------------------------------------------
                                                  Steven V. Lant
                                     Chairman of the Board, President and
                               Chief Executive Officer of CH Energy Group, Inc.


                                              /s/ Steven V. Lant
                               -------------------------------------------------
                                                  Steven V. Lant
                               Chairman of the Board and Chief Executive Officer
                                 of Central Hudson Gas & Electric Corporation

[A signed original of this written statement required by Section 906 has been provided to CH Energy Group, Inc. and to Central Hudson Gas & Electric Corporation and will be retained by CH Energy Group, Inc. and Central Hudson Gas & Electric Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]


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